UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2007

                               Carrollton Bancorp
               (Exact Name of Registrant as Specified in Charter)

        Maryland                000-23090              52-1660951
    (State or Other         (Commission File          (IRS Employer
      Jurisdiction               Number)           Identification No.)
   of Incorporation)

         344 North Charles Street, Suite 300, Baltimore, Maryland 21201
               (Address of Principal Executive Offices) (ZIP Code)

        Registrant's telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers



     (e) Compensatory Arrangements of Certain Officers. On August 1, 2007, Carrollton Bank entered into an employment agreement with Robert A. Altieri, President and Chief Executive Officer. The term of the agreement begins on August 1, 2007 and is effective for three years. As part of the agreement, the Bank will pay Mr. Altieri a minimum annual base salary of $225,000. At the end of each calendar year, Mr. Altieri may receive a cash bonus not to exceed 40% of his base salary. The amount of the bonus will be determined by the Compensation Committee based on defined goals and objectives established by the foresaid committee and the Board of Directors. In addition, Mr. Altieri is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers and is entitled to a Bank-owned car. In the event that the Bank terminates Mr. Altieri without cause, he will be entitled to receive his then current monthly salary for up to twenty-four (24) months. In the case of termination as a result of Sale of Bank, Mr. Altieri will receive a severance package to include: (i) three years of his current base salary (ii) continuation for a period of eighteen months of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale and for a period of six months thereafter, said insurance, if available at the same cost, will be provided to Mr. Altieri and, if not available at the same cost, the Bank shall pay monthly an amount of money equal to the monthly premium paid by the Bank for the insurance in the eighteen month after Mr. Altieri's termination (iii) at Mr. Altieri's option, he can purchase the Bank-owned car assigned to him at no cost to him except for transfer costs. Additional provisions include a Non-Compete clause which for two years following the termination of employment without cause, prohibits Mr. Altieri from soliciting customers of the Bank and within an area of thirty-five miles from the Bank's then main office, Mr. Altieri will not accept employment with a bank, thrift or credit union as a President, senior officer or in a managerial capacity. Mr. Altieri is also required to develop a plan of succession.


Item 7.01. Regulation FD Disclosure

           None

Item 9.01. Financial Statements and Exhibits.


     (a)  Financial statements of businesses acquired. Not applicable.

     (b)  Pro forma financial information. Not applicable.

     (c)  Exhibits. 10.23 Employment agreement with Robert A. Altieri



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CARROLLTON
                                                   BANCORP

Date: September 25, 2007            By: /s/ Robert A. Altieri
                                        ----------------------------------------
                                    Name:  Robert A. Altieri
                                    Title: Chief Executive Officer
                                           and President




Date: September 25, 2007            By: /s/ James M. Uveges
                                        ----------------------------------------
                                    Name:  James M. Uveges
                                    Title: Senior Vice President and
                                           Chief Financial Officer